                                   EXHIBIT 11
                             EAGLE BANCSHARES, INC.


Statement re:  Computation of per share earnings

The following computations set forth the calculation of primary earnings per share and fully diluted earnings per share for the three months ending September 30, 1995.

                                          Three months ending September 30, 1995
                                        ----------------------------------------
                                                  Primary          Fully Diluted
--------------------------------------------------------------------------------
Net income per share:                           $     0.81            $     0.81
--------------------------------------------------------------------------------

Weighted average number of common
 shares outstanding                              1,556,100             1,556,100


Increase due to assumed exercise of
 dilutive stock options                             33,556                43,282
--------------------------------------------------------------------------------
Adjusted weighted average number of
 common and common equivalent
 shares outstanding                              1,589,656             1,599,382
--------------------------------------------------------------------------------

The following computations set forth the calculation of primary earnings per share and fully diluted earnings per share for the six months ending September 30, 1995.

                                          Six months ending September 30, 1995
                                        --------------------------------------
                                                 Primary         Fully Diluted
------------------------------------------------------------------------------
Net income per share:                          $     1.50           $     1.50
------------------------------------------------------------------------------

Weighted average number of common
 shares outstanding                             1,549,944            1,549,944


Increase due to assumed exercise of
 dilutive stock options                            27,863               37,329
--------------------------------------------------------------------------------
Adjusted weighted average number of
 common and common equivalent
 shares outstanding                             1,577,807            1,587,278
--------------------------------------------------------------------------------

The dilutive effect of common stock equivalents on earnings per share is less than 3% for the three months and six months ending September 30, 1995; therefore, simple weighted average shares outstanding are used in computing earnings per share.